SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO

                           SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                February 26, 2001
                Date of Report (Date of Earliest Event Reported)



                               HBOA Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   33-0231238              Florida                          65-1053546
----------------           --------                        -------------
(Commission                (State or Other                (IRS Employer
File Number)               Jurisdiction of                Identification
                           Incorporation)                   Number)

2400 E. Commercial Blvd., St. 211
Ft. Lauderdale, FL                                       33308
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(Address of principal executive offices)              (Zip Code)


                                 (954) 938-0810
               Registrant's telephone number, including area code







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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         HBOA Holdings, Inc. accepted the resignation of Edward A. Saludes, its former Chief Executive Officer, President and Director on Wednesday, February 21, 2001. As part of his resignation, Mr. Saludes returned all shares of common stock that he has received from HBOA, which included 50,000 shares of HBOA's common stock that he received as a signing bonus. Mr. Saludes also returned 52,500 shares that he had acquired upon exercise of an option. In the aggregate, Mr. Saludes has advised HBOA that he sold 22,500 shares of HBOA's common stock, which he acquired upon exercise of an option.

         Gary Verdier, the founder and chairman of HBOA, returns to the role of acting Chief Executive Officer and President of HBOA, which he previously held, and will oversee the daily operations of HBOA. For the past eight years, Mr. Verdier has been the President of Dundas Systems, Inc., a ten- million dollar a year business opportunity company with a strong and consistent record of profitability.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            HBOA HOLDINGS, INC.


Date: February 26, 2001                     By:  /s/ Gary Verdier
                                                 ----------------------------
                                                     Gary Verdier
                                                     Chief Executive Officer,
                                                     President and Director